Exhibit 99.2
Sitrick and Company Inc.
Financial Statements
December 31, 2008 and June 30, 2009 (Unaudited)

Page(s)

Report of Independent Auditors
To the Board of Directors and Stockholder of
Sitrick and Company Inc.
In our opinion, the accompanying balance sheet and the related statements of income, stockholder’s equity and cash flows present fairly, in all material respects, the financial position of Sitrick and Company Inc. (the “Company”) at December 31, 2008 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
October 22, 2009

Sitrick and Company Inc.
Balance Sheets
December 31, 2008 and June 30, 2009 (Unaudited)

	December 31,	June 30,
	2008	2009
		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,698,464	$4,581,472
Trade receivables, net (Notes 4 and 11)	4,724,023	4,703,898
Other current assets	223,917	114,852
Due from CEO	11,452	61,069

Total current assets	7,657,856	9,461,291

Property and equipment, net (Notes 5 and 7)	13,962,081	13,203,625
Deposits and other	172,084	253,099

	$21,792,021	$22,918,015

Liabilities and Stockholder’s Equity
Current liabilities
Current portion of unsecured notes payable to CEO (Note 7)	$762,000	$782,000
Current portion of notes and contracts payable (Note 7)	1,359,000	715,000
Accounts payable	451,089	364,268
Unearned client retainers	1,049,888	875,946
Accrued liabilities (Note 6)	722,156	1,033,433
Accrued liabilities due CEO (Note 6)	1,437,429	2,717,000
Income taxes payable (Note 8)	1,045,722	848,722
Current deferred income taxes (Note 8)	989,000	73,000

Total current liabilities	7,816,284	7,409,369

Deferred credits (Note 10)	180,032	196,000
Long-term deferred income taxes (Note 8)	103,000	683,000

Long-term debt, net of current portion
Unsecured notes payable to CEO (Note 7)	14,713,651	14,296,176
Notes and contracts payable (Note 7)	222,462	187,425

Total long-term debt	14,936,113	14,483,601

Total liabilities	23,035,429	22,771,970

Commitments and contingencies (Note 10)

Stockholder’s equity (Notes 2 and 9)
Class A common stock; no par value; 8,000,000 shares authorized; 5,297,600 shares issued and outstanding	757	757
Class B common stock; no par value; 2,000,000 shares authorized; 1,702,400 shares issued and held in treasury	243	243
Retained earnings	979,635	2,369,088
Unearned ESOP shares	—	—
Treasury shares, at cost; 1,702,400 shares of
Class B common stock held in treasury	(2,224,043)	(2,224,043)

Total stockholder’s equity	(1,243,408)	146,045

Total liabilities and stockholder’s equity	$21,792,021	$22,918,015

The accompanying notes are an integral part of these financial statements.

Sitrick and Company Inc.
Statements of Income
Year Ended December 31, 2008 and Six-Month Period Ended
June 30, 2009 (Unaudited)

	December 31,	June 30,
	2008	2009
		(Unaudited)
Revenues
Professional fees (Note 11)	$20,923,175	$11,837,745
Reimbursable costs	1,621,558	641,645

Total revenues	22,544,733	12,479,390

Costs and expenses
Compensation and related costs	7,351,369	4,271,235
Reimbursable costs	1,485,706	546,659
General, administrative and other operating expenses	3,762,775	2,082,909
Provision for doubtful accounts	630,000	552,609
Royalty for intangibles due CEO (Note 6)	3,400,000	2,683,000
Aircraft operating costs and expenses (Note 5)	1,764,903	842,015
ESOP compensation and administration costs (Note 9)	69,331	32,218

Total costs and expenses	18,464,084	11,010,645

Income from operations	4,080,649	1,468,745

Other expense
Interest expense, net	(1,039,442)	(402,292)
Losses on marketable securities	(37,591)	—

Total other expense	(1,077,033)	(402,292)

Income before income taxes	3,003,616	1,066,453

Provision (credit) for income taxes (Note 8)	1,249,000	(323,000)

Net income	$1,754,616	$1,389,453

The accompanying notes are an integral part of these financial statements.

Sitrick and Company Inc.
Statements of Stockholder’s Equity
Year Ended December 31, 2008 and Six-Month Period Ended
June 30, 2009 (Unaudited)

	December 31,	June 30,
	2008	2009
		(Unaudited)
Activity in Dollars
Class A common, no par — No changes during the year or period	$757	$757

Class B common, no par — No changes during the year or period	$243	$243

Retained earnings
Balance, beginning of year	$(624,846)	$979,635
Net income	1,754,616	1,389,453
Original cost of ESOP shares earned in excess of related ESOP share-based compensation	(150,135)	—

Balance, end of year or period	$979,635	$2,369,088

Unearned ESOP shares
Balance, beginning of year	$(302,985)	$—
ESOP share-based compensation for shares earned	31,655	—
Original cost of ESOP shares earned in excess of related ESOP share-based compensation	150,135	—
Redemption of unearned ESOP shares	121,195	—

Balance, end of year or period	$—	$—

Treasury shares, at cost
Balance, beginning of year	$(222,020)	$(2,224,043)
Redemption of earned ESOP shares for cash	(1,880,828)	—
Redemption of unearned ESOP shares	(121,195)	—

Balance, end of year or period	$(2,224,043)	$(2,224,043)

Total stockholder’s equity
Balance, beginning of year	$(1,148,851)	$(1,243,408)
Net income	1,754,616	1,389,453
ESOP share-based compensation for shares earned	31,655	—
Redemption of earned ESOP shares for cash	(1,880,828)	—

Balance, end of year or period	$(1,243,408)	$146,045

Activity in Shares
Class A common, no par — No changes during the year or period	5,297,600	5,297,600

Class B common, no par — No changes during the year or period	1,702,400	1,702,400

Unearned ESOP shares
Balance, beginning of year	33,934	—
ESOP share-based compensation for shares earned	(20,360)	—
Redemption of unearned ESOP shares	(13,574)	—

Balance, end of year or period	—	—

Treasury shares, at cost
Balance, beginning of year	47,037	1,702,400
Redemption of earned ESOP shares for cash	1,641,789	—
Redemption of unearned ESOP shares	13,574	—

Balance, end of year or period	1,702,400	1,702,400

The accompanying notes are an integral part of these financial statements.

Sitrick and Company Inc.
Statements of Cash Flows
Year Ended December 31, 2008 and Six-Month Period Ended
June 30, 2009 (Unaudited)

	December 31,	June 30,
	2008	2009
		(Unaudited)
Cash flows from operating activities
Net income	$1,754,616	$1,389,453
Adjustments to reconcile net income to net cash provided by operating activities
ESOP share-based compensation for shares earned (Note 9)	31,655	—
Depreciation and amortization	983,914	786,735
Provision for deferred income taxes (Note 8)	684,000	(336,000)
Provision for doubtful accounts	630,000	552,609
Loss on disposal of fixed assets	87,704	—
Loss on investment securities	37,591	—
Changes in operating assets and liabilities
Trade receivables	(1,999,309)	(532,484)
Other current assets	3,027	109,065
Due from CEO	(198,264)	(49,617)
Deposits and other	71,896	(82,115)
Accounts payable	(290,047)	(86,820)
Unearned client retainers	433,807	(173,942)
Accrued liabilities	295,558	311,276
Accrued liabilities due CEO	1,437,429	1,279,571
Due to CEO	—	—
Income taxes	449,929	(197,000)
Deferred credits	5,860	15,968

Net cash provided by operating activities	4,419,366	2,986,699

Cash flows from investing activities
Purchases of property and equipment, net of advance payments	(2,589,032)	(27,179)
Proceeds from sale of property and equipment	1,283,515	—

Net cash used in investing activities	(1,305,517)	(27,179)

Cash flows from financing activities
Payments on long-term debt	(2,885,330)	(1,076,512)
Borrow ings to purchase new aircraft (Note 7)	14,000,000	—
Payoff of new aircraft construction loan (Note 7)	(11,730,000)	—
Borrow ings to purchase automobiles	153,730	—
Borrow ings from CEO to redeem ESOP shares (Notes 7 and 9)	1,600,000	—
Redemption of earned ESOP shares for cash (Note 9)	(1,880,828)	—

Net cash used in financing activities	(742,428)	(1,076,512)

Net increase in cash and cash equivalents	2,371,421	1,883,008

Cash and cash equivalents, beginning of year	327,043	2,698,464

Cash and cash equivalents, end of year	$2,698,464	$4,581,472

Supplemental disclosure of cash flow information
Interest paid	$867,881	$448,431
Income taxes paid (Note 8)	115,072	210,000
Assumption of long-term debt by officer (Note 7)	13,875,651	—
Reduction in unearned ESOP shares for original cost of shares earned in excess of related ESOP share-based compensation (Note 9)	150,135	—
Redemption of unearned ESOP shares (Note 9)	121,195	—
The accompanying notes are an integral part of these financial statements.

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

1.	Description of the Company and its Business

Sitrick and Company Inc. (the “Company”) is a public relations firm. It specializes in providing strategic communications services to clients in high-profile, time-sensitive corporate, financial, transactional and crisis situations, including restructuring and bankruptcy cases. The Company was incorporated in California on January 24, 1989.
2.	Stock Ownership

Effective December 23, 2008, the Company became wholly-owned by a family trust (the “Sitrick Trust”) of its founder, Chairman and CEO (the “CEO”) following the Company’s redemption of Class B common shares held by the Sitrick and Company Inc. Employee Stock Ownership Plan (the “ESOP”) (Note 9). A Class B common share has attributes that are identical to those of a Class A common share, except for its preferential and cumulative rights to dividends, if declared, and its restriction of ownership to employees and the ESOP. Class B common shares automatically convert to Class A common shares upon the Term Note debt related to the ESOP (Note 7) being paid in full. All Class B common shares once outstanding are now held in treasury at cost.
3.	Summary Of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States. Accordingly, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes these estimates and assumptions are reasonable, actual results could differ from the estimates and assumptions used.

Unaudited Interim Financial Information

The accompanying interim balance sheet as of June 30, 2009 and the statements of income, cash flows and stockholder’s equity for the six months then ended are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s financial position as of June 30, 2009 and its results of operations and its cash flows for the six months then ended. The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results to be expected for the year ending December 31, 2009 or for any other interim period or for any other future year.

Revenue Recognition

The Company recognizes fee revenues, net of estimated fee adjustments, when its professionals deliver services and generally bills its clients monthly. In the event the Company’s arrangement with its client provides for contingent payments upon the occurrence of a specified event, outcome or otherwise, the Company recognizes revenue at the time the contingency is resolved and the fees become due from the client, although the costs and expenses related thereto are recognized when incurred. The Company recorded such fees of

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

$164,843 for the year ended December 31, 2008 (which exceeded cumulative costs by $37,000) and none for the six-month period ended June 30, 2009 (unaudited).

Client Reimbursements of “Out of Pocket” Expenses

The Company recognizes all reimbursable costs from clients for ‘out-of-pocket’ expenses at the time the cost to be reimbursed is accrued as an expense.

Compensation and Related Costs

The Company accrues estimated performance bonuses and incentive compensation based on a review of each employee’s performance at the end of each quarter in accordance with performance bonus arrangements and employment contracts (Note 10). Through the date of the ESOP share redemption, the Company calculated compensation expense for ESOP shares allocated to employees each year at an average fair value per share as determined using a market approach valuation method (Note 9).

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts for estimated losses relating to the anticipated inability of certain clients to make required payments for services rendered and for estimated fee adjustments not yet claimed by clients. Management estimates this allowance based on clients’ payment histories and patterns; their financial condition; the general economic environment; and other pertinent information. If the collection outlook of a client deteriorates or unfavorable collection trends occur in general, additional allowances may be required.

Cash and Cash Equivalents

The Company considers cash and cash equivalents as cash held in interest-bearing or demand deposit bank accounts and highly-liquid investments with an original maturity date of three months or less. The carrying amounts reflected in the balance sheet for cash and cash equivalents approximate their fair values due to the short maturities of these instruments.

Property and Equipment

The Company has stated property and equipment at cost, less accumulated depreciation and amortization. It computes depreciation and amortization expense using the straight-line method over the estimated useful lives of the related assets (Note 5). The Company expenses the normal costs of repairs and maintenance to operations as incurred and capitalizes costs of major refurbishments. The Company assesses impairment of long-lived assets, which are comprised primarily of an aircraft, in accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment review is performed whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered by the Company include, but are not limited to, significant changes in the manner of use of the asset or the strategy for the overall business; and, significant negative industry or economic trends. Management believes that no events or changes in circumstances have occurred which would indicate that the aircraft has been permanently impaired.

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

Unearned Client Retainers

The Company receives non-refundable cash retainers as minimum annual fees on substantially all of its client engagements. The Company records these unearned client retainers as a current liability upon receipt and applies them against ensuing billings for services provided. The Company recognizes an unapplied fee retainer as earned professional fees after expiration of the applicable period for which it served as a minimum fee.

Deferred Credits

The Company recognizes rent expense on a straight-line basis over the lease term. Deferred credits reflect scheduled rent adjustments, abatements and other allowances on a facility lease which are to be amortized over future periods for purposes of such straight-line recognition of rent expense.

Income Taxes

The Company reports taxable income on the cash basis for income tax return purposes and on the accrual basis for these financial statements. As a result, the Company recognizes deferred income taxes for the estimated future tax consequences of differences between the tax basis and the financial reporting basis of assets and liabilities based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. The Company will also recognize a valuation allowance to reduce deferred tax assets if, in management’s opinion, it is more likely than not that some portion of these assets will not be realized. The provision for income taxes consists of current income taxes payable as well as the net change during the year in deferred income taxes.

In March 2009, the Company filed an election to convert its tax status from a “C Corporation” to an “S Corporation”, effective January 1, 2009. As a result, the Company’s taxable income or loss for 2009 and future years will be distributed to and included with the taxable income of the Sitrick Trust and it will no longer pay income taxes except in the event of triggering “built-in” gains for tax purposes and for certain state and city taxing authorities.

Recent Accounting Pronouncements

The Company has not adopted the provisions of FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, because FIN 48 is only required for non-public entities for interim and annual periods ending after September 15, 2009. FIN 48 prescribes a recognition threshold and measurement attribute of a tax position taken or expected to be taken in an income tax return for financial statements. The interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The adoption of FIN 48 is not expected to have a material impact on the Company’s financial statements.

The Company did not adopt the provisions of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FAS 115 (“SFAS 159”), since SFAS 159 is elective. SFAS 159 permits an electing company to measure certain financial assets and financial liabilities at fair value and to elect such fair value option on an instrument-by-instrument basis. At each reporting date, the electing company would disclose assets and liabilities that are measured at fair value on the face of its balance sheet and report unrealized gains and losses in earnings. SFAS 159 establishes presentation and disclosure requirements to clarify the effect of a company’s election on its earnings but does not eliminate disclosure requirements of other accounting standards.

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

Effective January 1, 2008, the Company adopted the provisions of SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 provides guidance for using fair value to measure assets and liabilities and information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The adoption of SFAS 157 had no material impact on the Company’s financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events. SFAS 165 was issued in order to establish principles and requirements for reviewing and reporting subsequent events and requires disclosure of the date through which subsequent events are evaluated and whether the date corresponds with the time at which the financial statements were available for issue (as defined) or were issued. SFAS 165 is effective for interim reporting periods ending after June 15, 2009. The adoption of SFAS 165 did not have a material impact on the financial statements (see Note 12 for the required disclosure in accordance with SFAS 165).

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 (“SFAS 168”). This statement replaces FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles, and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles generally accepted in the United States of America (“GAAP”) recognized by the FASB to be applied by nongovernmental entities. SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of SFAS 168 is not expected to have a material impact on the financial results of the Company.

4.	Trade Receivables, Net

Trade receivables, net consist of the following (unbilled receivables relate primarily to professional services delivered in December 2008 and June 2009 that were billed in January and July 2009, respectively):

	December 31,	June 30,
	2008	2009
		(unaudited)
Billed receivables	$5,409,961	$5,433,489
Unbilled receivables	1,275,155	1,494,269

	6,685,116	6,927,758
Less: Allowance for doubtful accounts	(1,961,093)	(2,223,860)

Total trade receivables, net	$4,724,023	$4,703,898

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

5.	Property and Equipment, Net

Property and equipment, net consists of the following:

			June 30,
	Life	December 31,	2009
	(in years)	2008	(unaudited)
Office equipment	3 to 5	$438,859	$435,715
Office furniture	7	398,895	400,772
Leasehold improvements	Lease term	107,512	107,512
Artwork		70,257	71,493
Automobiles	5	379,727	379,727
Aircraft	10	14,203,588	14,203,588

Total property and equipment		15,598,838	15,598,807
Less: Accumulated depreciation		(1,636,757)	(2,395,182)

Total property and equipment, net		$13,962,081	$13,203,625

Depreciation and amortization expense on these assets was $982,814 and $785,635 for the year ended December 31, 2008 and the six-month period ended June 30, 2009 (unaudited), respectively, of which $838,469 and $710,179, respectively, relates to aircraft.

In October 2007, the Company entered into an agreement with Gulfstream Aerospace LP (“Gulfstream”) to purchase a new aircraft to be manufactured at a total cost of $14,130,500, excluding costs and expenses associated with consummating its acquisition. In June 2008, the Company sold its used aircraft for net proceeds of $1,263,515 and took delivery of the new aircraft. The Company granted the bank a security interest in connection with the financing of this new aircraft (Note 7).

The Company entered into aircraft management agreements on its aircraft with third parties to manage all aspects of operating the aircraft. The third party may also, subject to Company approval, charter the aircraft to others in exchange for a charter fee. The third party charges the Company a management fee plus all costs it incurred to manage and operate the aircraft, offset by charter fees it received. Aircraft costs and expenses in the accompanying Statements of Income for the year ended and six-month period ended, respectively, consist of the following:

		June 30,
	December 31,	2009
	2008	(unaudited)
Operating costs and expenses	$818,730	$322,773
Depreciation	838,469	710,179
Loss on exchange of aircraft	107,704	—

	1,764,903	1,032,952
Less: Charter fees	—	(190,937)

Total aircraft costs and expenses	$1,764,903	$842,015

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

In August 2009, the Company purchased all of the stock of Golden West Airlines, Inc. (“GWA”) for cash of $105,000. GWA had no assets (other than its air carrier certificate and tradename), no liabilities and no operations. The Company intends to enter an exclusive lease and operating agreement of its aircraft with GWA, which will operate as a charter company.

6.	Accrued Liabilities

Accrued liabilities and accrued liabilities due CEO consist of the following:

		June 30,
	December 31,	2009
	2008	(unaudited)
Accrued liabilities
Compensation and related costs	$524,651	$981,377
401(k) employee salary deferrals	169,097	12,035
Deferred credits, current (Note 10)	6,868	17,000
Other	21,540	23,021

	$722,156	$1,033,433

Accrued liabilities due CEO
Interest due CEO	$37,429	$34,000
Royalty due CEO	1,400,000	2,683,000

	$1,437,429	$2,717,000

The Company expensed $3,400,000 for the year ended December 31, 2008 and $2,683,000 for the six-month period ended June 30, 2009 (unaudited) as a royalty due the CEO for the nonexclusive and revocable right to use certain of his intangible property, including without limitation, his personal name and reputation, to further its business. The Company makes such royalty payments at amounts agreed upon annually by the CEO and Company.
7.	Long-Term Debt, Net Of Current Portion

Long-term debt, net of current portion consists of unsecured notes payable to CEO and notes and contracts payable, as follows:

Unsecured Notes Payable to CEO

		June 30,
	December 31,	2009
	2008	(unaudited)
Unsecured Note	$13,875,651	$13,728,755
Unsecured Subordinated Note	1,600,000	1,349,421

	15,475,651	15,078,176

Less: Current portion	(762,000)	(782,000)

Total unsecured notes payable to CEO, net	$14,713,651	$14,296,176

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

At December 31, 2008, future payments of unsecured notes payable to CEO are due as follows:

2009	$762,000
2010	803,000
2011	846,000
2012	301,000
2013	322,000
Thereafter	12,442,000
Unsecured Note

The unsecured note is due to the CEO in monthly principal and interest installments ($88,066) through June 2018, at which time the remaining principal balance ($10,695,666) is due, and bears interest at 5.75% (the “Unsecured Note”). In December 2008, the Company executed the Unsecured Note in the amount of its debt (principal $13,875,651 plus accrued interest $19,946) formerly due to City National Bank (“CNB”) under a term note related to the purchase of a new aircraft. Pursuant to an assumption agreement among the Company, the CEO and CNB, the CEO assumed the Company’s liabilities and obligations to CNB under this term note as if the term note had been made, executed and delivered by the CEO; CNB released the Company from any and all of its liabilities and obligations to CNB under the term note; CNB terminated the CEO’s limited guaranty of the term note; and CNB amended the aircraft security agreement so that the Company granted CNB a security interest in the new aircraft for the debt assumed by the CEO. The Unsecured Note carries payment terms identical to those of the term note. The Company has complied with these payment terms as of the date of this report.

In June 2008, the Company had executed the CNB term note of $14,000,000 and used the proceeds to close the purchase of the new aircraft (Note 5), including repayment of a multiple disbursement note. At the time of purchase in October 2007, the Company arranged secured financing for the aircraft to be manufactured by Gulfstream with CNB, so that (i) prior to aircraft delivery, it could make advance payments to Gulfstream through draw-downs on the multiple disbursement note and (ii) upon its acceptance of aircraft delivery, it could execute a fixed-rate term note (subject to an interest rate lock-in agreement) under a credit facility commitment. At 2007, the Company made advance payments totaling $11,730,000 to Gulfstream under the multiple disbursement note. Such advances bore interest, which was paid monthly, at LIBOR + 100bps (4.44% average rate in 2008) or prime rate, was secured by assets of the Company and guaranteed in part by the CEO. In May 2008, the Company broke the rate lock-in agreement, forfeited the time deposit of $69,000 given to secure that agreement and, under a new credit facility commitment, reset the fixed rate interest for the term note that was ultimately executed by the Company.

Unsecured Junior Subordinated Promissory Note

The unsecured promissory note is due to the CEO in quarterly principal and interest installments ($144,457) through December 2011; bears interest at 5%; and is subordinated to all debts, liabilities and obligations to CNB (the “Unsecured Subordinated Note”). The Company used the proceeds of the Unsecured Subordinated Note to redeem all shares held by the ESOP trust (Note 9).

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

Notes and Contracts Payable

		June 30,
	December 31,	2009
	2008	(unaudited)
Term Note due bank	$1,292,000	$646,000
Equipment finance contracts	289,462	256,425

Total notes and contracts payable	1,581,462	902,425
Less: Current portion	(1,359,000)	(715,000)

Total notes and contracts payable, net	$222,462	$187,425

At December 31, 2008, future payments of notes and contracts payable are due as follows:

2009	$1,359,000
2010	71,000
2011	76,000
2012	52,000
2013	23,000
Term Note
The term note is due to CNB in quarterly principal installments ($323,000) through December 2009; bears interest, which is payable monthly, at LIBOR + 75bps (2.69% at 2008 and 4.14% average rate in 2008) or prime rate; and is secured by a first priority lien on all owned and acquired assets of the Company and guaranteed by the CEO (the “Term Note”). This note arose in November 2005 when the Company refinanced the loan it originally obtained in February 1999 in connection with establishing the ESOP (Note 9). The Term Note contains covenants which, among other things, require the guarantor to maintain specified financial ratios and levels, as defined, and restrict the Company from, without CNB’s prior approval, incurring additional indebtedness, becoming contingently liable for the obligations of others or providing security interests in any of its property or assets. The Company and guarantor have complied with the Term Note covenants.
Equipment Finance Contracts
These contracts are due to finance companies in monthly principal and interest installments of $3,979 and $2,903 through May 2012 and August 2013 with interest at 6.99% and 5%, respectively, and are secured by the automobile so financed. As approved by the Board of Directors, the Company assumed all of the rights of and payment obligations for the automobiles under these contracts from the CEO. In September 2006, the Company acquired a used aircraft and financed the purchase with a secured loan of $1,500,000. The used aircraft note was due in monthly principal and interest installments of $13,166 through September 2011; bore interest at 6.62%, was secured by the used aircraft and guaranteed by the CEO. In June 2008, the Company sold the used aircraft and paid off the note.

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

8.	Income Taxes

The components of the provision for income taxes for the year ended December 31, 2008 and the six-month period ended June 30, 2009, respectively, consist of the following:

		June 30,
	December 31,	2009
	2008	(unaudited)
Current
Federal	$420,000	$—
State	145,000	13,000

	565,000	13,000

Deferred
Federal	519,000	(447,000)
State	165,000	111,000

	684,000	(336,000)

	$1,249,000	$(323,000)

The effective rate for the provision for income taxes differs from the federal statutory rate for the year ended December 31, 2008 and the six-month period ended June 30, 2009, respectively, as follows:

		June 30,
	December 31,	2009
	2008	(unaudited)
Effective annual rate
Federal statutory rate	34.00%	—%
State income tax provisions, net	6.81%	4.35%
ESOP contributions and dividends	(12.55%)	—%
Non-deductible expenses	13.32%	—%

Effective annual rate	41.58%	4.35%

Discrete items
Prior year deferred items	—%	(84.38%)
State income taxes	—%	(5.71%)
Tax on “built-in” gains	—%	55.45%

Discrete items	—%	(34.64%)

Effective rate	41.58%	(30.29%)

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

In 2008, the ESOP contributions and dividends charged to retained earnings relate to ESOP shares allocated to participants (Note 9). In March 2009, the Company filed an election to convert its tax status from a “C Corporation” to an “S Corporation”, effective January 1, 2009. As a result, the Company’s taxable income or loss for 2009 and future years will be distributed to and included with the taxable income of the Sitrick Trust and it will no longer pay income taxes, except in the event of triggering “built-in” gains for tax purposes and for certain state and city taxing authorities. Accordingly, as of the effective date, the Company included in the 2009 provision for income taxes the discrete items associated with this election that reduced its net deferred income taxes and provided for the tax on “built-in” gains for tax purposes.

The components of net deferred income taxes consist of the following asset (liability) items:

		June 30,
	December 31,	2009
	2008	(unaudited)
Current deferred income taxes
Trade receivables	$(2,700,000)	$(207,000)
Allowance for doubtful accounts	792,000	66,000
Prepaid expenses	(27,000)	(2,000)
Accounts payable	159,000	13,000
Unearned client retainers	424,000	26,000
Accrued liabilities	235,000	31,000
Current state tax provisions	128,000	—

Net current liability	(989,000)	(73,000)

Long-term deferred income taxes
Depreciation	(830,000)	(107,000)
Unrealized losses on marketable securities	151,000	11,000
Deferred credits	25,000	4,000
Capital loss carryovers	2,000	—
Alternative minimum tax credits	549,000	—
Built-in gains	—	(591,000)

Net long-term asset (liability)	(103,000)	(683,000)

Net deferred income taxes	$(1,092,000)	$(756,000)

The Company did not record a valuation allowance to reduce the deferred income tax asset at December 31, 2008 because management believes, had the election not been made, it is more likely than not that this asset would have been realized through future taxable earnings or alternative tax strategies, although realization of such deferred income tax asset would not have been assured.

The Company paid income taxes of $115,072 during the year ended December 31, 2008 and $210,000 during the six-month period ended June 30, 2009 (unaudited). The Company had income taxes payable of $1,045,722 at December 31, 2008 and $848,722 at June 30, 2009 (unaudited). The Company’s federal income tax returns for 2006 and thereafter and state income tax returns for 2005 and thereafter are subject to examination by the respective taxing authorities. The IRS has commenced an examination of the Company’s 2007 income tax return.

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

9.	Employee Benefit Plans

401(k) Plan

Effective December 1, 2008, the Company established a 401(k) Plan which covers all employees who have completed one month of service and are age 21 or older. Each 401(k) Plan year, a participant may contribute up to the maximum permitted amount, as defined, from his/her annual pay and the Company may make discretionary contributions. To receive an allocation of any such discretionary contributions and/or forfeitures, a participant must have a minimum of 1,000 hours of service as an employee during the 401(k) Plan year and be employed on the last day of such year. The Company did not contribute to the 401(k) Plan in 2008.

Employee Stock Ownership Plan

In December 2008, the Company redeemed all Class B common shares held by the ESOP trust at a total cost of $2,002,023, which consisted of cash to participants ($1,600,000), the cost of unearned ESOP shares ($121,195), and costs incurred to effect the redemption transaction ($280,828). To fund this redemption, the CEO loaned $1,600,000 to the Company in exchange for the Unsecured Subordinated Note (Note 7). Prior to 2008, the Company had redeemed the Class B common shares held by two fully-vested participants who had terminated employment for cash ($222,020). All redeemed Class B common shares are now held in treasury at cost of $2,224,043.

The Company established the ESOP in January 1999 when it adopted the ESOP plan; set up the ESOP trust; borrowed funds from a bank, which note was ultimately refinanced by the Term Note (Note 7); loaned those funds to the ESOP trust to acquire common shares representing a 24.32% interest in the Company (the “ESOP Shares”) from the CEO; and received a note from the ESOP trust in consideration of the loan (the “ESOP Note”). During each year, the Company was required to make contribution and dividend payments to the ESOP trust sufficient in amount to service the ESOP Note, which was due to the Company in quarterly principal installments ($380,000) plus interest commencing June 1999 through March 2009. Each year, the ESOP trust was required to allocate a specified number of the unallocated ESOP Shares to eligible participants based on the principal payments made on the ESOP Note. The ESOP Shares not allocated to participant accounts served as collateral for the ESOP Note, which was pledged to the bank and the CEO. The CEO received this pledge along with a guaranty fee in exchange for his guarantee of the Company’s bank debt related to the ESOP. In connection with the redemption transaction, all participants became fully vested in their allocated ESOP shares, the balance due ($760,000) on the ESOP Note was cancelled and the guarantee fee was eliminated.

For financial statement purposes, the Company accounted for shares allocated each year as (i) compensation expense ($31,655 for the year ended December 31, 2008) based on the average fair value per share for the year using a market approach valuation method and (ii) a retained earnings adjustment (a charge of $150,135 for the year ended December 31, 2008) for the difference between that value per share and the ESOP’s original cost per share. In addition, the Company accounted for the guaranty fee ($135,660 for the year ended December 31, 2008) as interest expense. The fee was calculated at 6% per annum on the unpaid bank debt, payable semiannually in advance on January 1 and July 1 of each year. In addition, the Company incurred ESOP plan administration costs of $37,676 for the year ended December 31, 2008 and $32,218 for the six-month period ended June 30, 2009 (unaudited).

In June 2009, the ESOP was merged into the newly-established 401(k) Plan.

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

10.	Commitments and Contingencies

Lease Commitments

The Company leases its principal office facilities under noncancelable operating lease agreements expiring in June 2009 (renewed for one year in July 2009) and September 2013 (with a renewal option of five years).

At December 31, 2008, future minimum payments due on these two leases, net of security deposits, are as follows:

2009	$758,000
2010	693,000
2011	714,000
2012	735,000
2013	506,000

$3,406,000

The CEO guaranteed payments of $549,000 at December 31, 2008, which amount reduces by $112,000 in March of each year. Facilities rent expense was $1,215,051 for the year ended December 31, 2008 and $639,298 for the six-month period ended June 30, 2009 (unaudited) and included $14,000 per month paid to the CEO for the month-to-month lease of his New York condominium as temporary corporate lodging.

The Company has recorded total deferred credits of approximately $186,900 at December 31, 2008 and $213,000 at June 30, 2009 (unaudited), of which $6,868 and $17,000 respectively is classified as a current liability, for the effects of scheduled rent adjustments, abatements and other allowances related to the September 2013 lease. The deferred credits at December 31, 2008 will be credited against future rent expense in amounts of:

2009	$6,868
2010	27,000
2011	47,900
2012	69,300
2013	35,832
Included in other current assets is a rent abatement of $124,998 at December 31, 2008 and $42,869 at June 30, 2009 (unaudited) for unused tenant improvement allowances.

At December 31, 2008, the Company had no material equipment operating leases and no capital leases.

Employment Arrangements

The Company has performance bonus arrangements with its key employees. The arrangements generally provide that the employee receives a specified percentage of base salary for achieving certain targeted levels of client billable hours for the year. In addition, the CEO may award discretionary bonuses to those key employees not achieving the targeted levels and to non-covered employees. The Company also has employment contracts with certain key employees that, unless extended, expire at various dates through March 2011;

Sitrick and Company Inc.
Index
December 31, 2008 and June 30, 2009 (Unaudited)

generally provide for an initial two-year term which may be extended at the Company’s option; terminate on a change in control or for cause, as defined; and provide for incentive compensation based on certain professional fees. The Company accrues estimated performance bonuses, discretionary bonuses and incentive compensation based on a review of each employee’s performance at the end of each quarter and the likelihood of discretionary bonus awards. The Company recorded an accrued liability for these items of $99,000 at December 31, 2008 and $529,000 at June 30, 2009 (unaudited). Substantially all amounts accrued during the year for these items are paid in December of each year.

Legal Proceedings

The Company had been named as an additional defendant in two lawsuits filed by third parties against two of its clients who are indemnifying the Company in these matters. In one case, the Company had its motion to dismiss granted and was dismissed as a defendant by the trial court; and plaintiff’s later appeal was dismissed by the appellate court. In the other case, the Company’s motion to dismiss as a defendant was also granted by the trial court and the case was dismissed on October 1, 2009; the plaintiff has a deadline of November 4, 2009 to file a notice of appeal of that dismissal should plaintiff elect to appeal. The Company was also involved with the CEO and the Sitrick Trust, who were the defendants in a declaratory action lawsuit filed by the general partner of an investment fund, against whom the Sitrick Trust has a $7.7 million judgment. In 2006 the Sitrick Trust sought to collect on its 2002 judgment against the general partner who, in turn, filed the suit for, among other things, declaratory relief to enjoin and restrain it from enforcing the judgment. In 2008 the Court held that the Sitrick Trust was enjoined from enforcing the judgment. An appeal has been filed. The Company believes, based on available information, that the ultimate outcome of these matters would not have a material adverse effect on the Company’s financial position, cash flows or results of operations.

11.	Concentrations Of Risk

The financial instruments which potentially subject the Company to concentrations of credit risk are primarily trade receivables. The Company’s credit risk could, at times, have some degree of concentration due to the nature of its business, even though its client base is diverse in terms of client profiles and geographic areas. The Company monitors its exposure to credit losses and maintains an allowance for doubtful accounts for anticipated losses. A significant change in the liquidity or financial position of one or more of its clients could result in an increase in the allowance. To mitigate the credit risk, the Company generally accepts a new client only after background checks through discussions with the referral source and the client. One client accounted for 11.28% of professional fees for the six-month period ended June 30, 2009 (unaudited) and 16.19% of trade receivables at June 30, 2009 (unaudited), and one client accounted for 12.98% of trade receivables at December 31, 2008 while no client accounted for more than 10% of professional fees for the year ended December 31, 2008.

The Company maintains cash and cash equivalents balances with high credit quality financial institutions. At times, such balances are in excess of federally insured limits.

12.	Subsequent Events

In August 2009, the Company purchased all of the stock of Golden West Airlines, Inc. (“GWA”) for cash of $105,000. GWA had no assets (other than its air carrier certificate and tradename), no liabilities and no operations.

The Company has evaluated subsequent events through October 22, 2009, the date the financial statements were issued. The Company noted no significant events requiring adjustment to the financial statements.